UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11001 (Commission File Number)	86-2359749 (IRS Employer Identification Number)

401 Merritt 7, Norwalk, Connecticut 06851
(Address of principal executive offices) (Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on April 14, 2020, Frontier Communications Corporation, a Delaware corporation (“Old Frontier”), and its subsidiaries (collectively with Old Frontier, the “Debtors”), commenced cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases were jointly administered under the caption In re Frontier Communications Corporation., et al., Case No. 20-22476 (RDD).

On May 15, 2020, the Debtors filed a proposed Joint Plan of Reorganization and related Disclosure Statement, each of which were amended on June 26, 2020, June 29, 2020 and June 30, 2020. On May 15, 2020, the Debtors also filed a proposed order approving the Disclosure Statement and various plan solicitation materials, including the solicitation and voting procedures, which were revised on June 29, 2020 (including modifications to some of the exhibits). On June 30, 2020, the Bankruptcy Court entered the modified order approving the adequacy of the Disclosure Statement and the solicitation and notice procedures and the forms of voting ballots and notices in connection therewith. The order established June 29, 2020 as the voting record date, July 2, 2020 as the solicitation launch date and July 31, 2020 as the voting deadline. On August 21, 2020, the Debtors filed the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) with the Bankruptcy Court.

On August 27, 2020, the Bankruptcy Court entered the Order Confirming the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan.

On April 30, 2021 (the “Effective Date”), the Debtors satisfied the remaining conditions precedent to consummation of the Plan as set forth in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases without any need for further action or order of the Bankruptcy Court.

In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and in the Plan, Old Frontier completed a series of transactions pursuant to which it transferred all of its assets in a taxable sale to an indirectly wholly owned subsidiary of Frontier Communications Parent, Inc., a Delaware corporation (“Frontier” or the “Company”), prior to winding down its business. On April 30, 2021, the Company issued a press release announcing the effectiveness of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K is being filed by the Company as the initial report of the Company to the Securities and Exchange Commission (the “Commission”) and as notice that the Company is the successor issuer to Old Frontier under Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), are deemed to be registered under Section 12(g) of the Exchange Act. The Company is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by the Company with the Commission will be its Quarterly Report on Form 10-Q for the period ending June 30, 2021.

The foregoing descriptions of the Confirmation Order and the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Confirmation Order, which is attached hereto as Exhibit 2.1, and the Plan, which is attached as an Exhibit to the Confirmation Order, each of which are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

As previously disclosed, on October 8, 2020, Old Frontier entered into that certain Credit Agreement with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and collateral agent, and each lender from time to time party thereto (the “DIP to Exit Term Credit Agreement”), which provided for a senior secured superpriority DIP term loan facility in the aggregate principal amount of $500 million (the “Initial DIP Term Loan Facility”). On November 25, 2020, Old Frontier entered into an incremental amendment to the DIP to Exit Term Credit Agreement (the “Incremental DIP Term Loan Amendment”), which provided for an additional senior secured superpriority DIP term loan facility in the aggregate principal amount of $750 million (the “Incremental DIP Term Loan Facility” and, together with the Initial DIP Term Loan Facility, the “DIP Term Loan Facility”), and on April 14, 2021, Old Frontier entered into a Refinancing and Incremental Facility Amendment No. 2 (the “Refinancing and Incremental Amendment”), providing for (i) an amendment to the DIP to Exit Term Credit Agreement, pursuant to which the DIP Term Loan Facility was repriced from an interest rate margin of 4.75% for LIBOR loans or 3.75% for alternate base rate loans, with a 1.00% LIBOR floor, to an interest rate margin of 3.75% for LIBOR loans or 2.75% for alternate base rate loans, with a 0.75% LIBOR floor, effective on April 14, 2021 and (ii) an amendment to the Amended and Restated Credit Agreement (as defined below) providing for the New Incremental Commitment (as defined below).

On October 8, 2020, Old Frontier also entered into the debtor-in-possession revolving facility (the “DIP Revolving Facility”), pursuant to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of October 8, 2020, by and among Old Frontier, as the borrower and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Goldman Sachs Bank USA, as administrative agent, JPM, as collateral agent and each lender and issuing bank from time to time party thereto (the “DIP to Exit Revolving Credit Agreement”).

Pursuant to the Refinancing and Incremental Amendment, JPM agreed to provide, subject to certain conditions, including emergence from the Chapter 11 Cases, an incremental exit term loan facility in an aggregate principal amount of $225 million (the “New Incremental Commitment”). As previously disclosed, Old Frontier and certain of its subsidiaries had previously entered into a commitment letter with certain existing noteholders and/or their affiliates (the “Original Commitment Parties”) pursuant to which, and subject to the satisfaction of certain conditions, including the Debtors’ emergence from the Chapter 11 Cases, the Original Commitment Parties agreed to provide an incremental term loan facility in an aggregate principal amount of $225 million (the “Original Incremental Commitment”). The New Incremental Commitment has been used in place of the Original Incremental Commitment, which was terminated on April 14, 2021.

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, Frontier Communications Holdings, LLC, a Delaware limited liability company and indirect subsidiary of the Company (the “Borrower” or the “New Frontier Issuer”, as the case may be) entered into that certain Amended and Restated Credit Agreement with JPM, as administrative agent and collateral agent, Goldman Sachs Bank USA, as revolver agent, and each lender from time to time party thereto (the “Amended and Restated Credit Agreement”) to amend and restate the DIP to Exit Term Credit Agreement to, among other things, incorporate the DIP Revolving Facility from the DIP to Exit Revolving Credit Agreement, which incorporation resulted in the termination of the DIP to Exit Revolving Credit Agreement. Pursuant to the Amended and Restated Credit Agreement, the DIP Term Loan Facility was converted into an exit term loan facility in an aggregate principal amount of $1,475 million after giving effect to the New Incremental Commitment (the “Exit Term Loan Facility”) and the DIP Revolving Facility converted into an exit revolving facility in the aggregate principal amount of $625 million (the “Exit Revolving Facility”) and became subject to the Amended and Restated Credit Agreement.

Exit Term Loan Facility

The Exit Term Loan Facility’s maturity date is October 8, 2027. At the Borrower’s election, the determination of interest rates for the Exit Term Loan Facility is based on margins over the alternate base rate or over LIBOR. The interest rate margin with respect to any LIBOR loan under the Exit Term Loan Facility is 3.75% for LIBOR loans or 2.75% with respect to any alternate base rate loan, with a 0.75% LIBOR floor.

 Subject to certain exceptions and thresholds, the security package under the Exit Term Loan Facility includes pledges of the equity interests in certain of our subsidiaries, which as of the issue date is limited to certain specified pledged entities and substantially all personal property of Frontier Video Services Inc., a Delaware corporation (“Frontier Video”), which same assets also secure the First Lien Notes (as defined below). The Exit Term Loan Facility is guaranteed by the same subsidiaries that guarantee the First Lien Notes.

The Exit Term Loan Facility includes customary negative covenants for exit loan agreements of this type, including covenants limiting the Borrower and its restricted subsidiaries’ (other than certain covenants therein which are limited to subsidiary guarantors) ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of certain material payment subordinated indebtedness, in each case subject to customary exceptions for exit loan agreements of this type.

The Exit Term Loan Facility also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, upon the conversion date, unstayed judgments in favor of a third party involving an aggregate liability in excess of a certain threshold, change of control, upon the conversion date, specified governmental actions having a material adverse effect or condemnation or damage to a material portion of the collateral.

Exit Revolving Facility

The Exit Revolving Facility will be available on a revolving basis until April 30, 2025.

At the Borrower’s election, the determination of interest rates for the Exit Revolving Facility is based on margins over the alternate base rate or over LIBOR. The interest rate margin with respect to any LIBOR loan under the Exit Revolving Facility is 3.50% or 2.50% with respect to any alternate base rate loans, with a 0% LIBOR floor.

Subject to customary exceptions and thresholds, the security package under the Exit Revolving Facility includes pledges of the equity interests in certain of our subsidiaries, which as of the issue date is limited to certain specified pledged entities and substantially all personal property of Frontier Video, which same assets also secure the First Lien Notes. The Exit Revolving Facility is guaranteed by the same subsidiaries that guarantee the First Lien Notes. After giving effect to $90 million of letters of credit previously outstanding, the Borrower has $535 million of available borrowing capacity under the Exit Revolving Facility.

The Exit Revolving Facility includes customary negative covenants for loan agreements of this type, including covenants limiting the Borrower and its restricted subsidiaries’ (other than certain covenants therein which are limited to subsidiary guarantors) ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of certain material payment subordinated indebtedness, in each case subject to customary exceptions for loan agreements of this type.

The Exit Revolving Facility also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, change of control or damage to a material portion of the collateral.

The foregoing descriptions of the Amended and Restated Credit Agreement, the Exit Term Loan Facility and the Exit Revolving Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

DIP-to-Exit Notes and Takeback Notes

Takeback Notes

On April 30, 2021, the New Frontier Issuer issued $750 million aggregate principal amount of 5.875% Second Lien Secured Notes (the “Takeback Notes”) pursuant to an indenture, dated as of April 30, 2021 (the “Takeback Notes Indenture”), by and among the New Frontier Issuer, the guarantors party thereto, the grantor party thereto and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). At Old Frontier’s direction, the Takeback Notes were issued to holders of claims arising under, derived from, based on, or related to the unsecured notes issued by Old Frontier in partial satisfaction of such claims. The Takeback Notes are secured by a second-priority lien, subject to permitted liens, by all the assets that secure the New Frontier Issuer’s obligations under the Exit Term Loan Facility, the Exit Revolving Facility and the Notes (as defined below). The Takeback Notes bear interest at a rate of 5.875% per annum and will mature on November 1, 2029. Interest on the Takeback Notes will be payable to holders of record semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2021.

The New Frontier Issuer may redeem the Takeback Notes at any time, in whole or in part, prior to their maturity. The redemption price for Takeback Notes redeemed before November 1, 2024 will be equal to 100% of the aggregate principal amount of such series being redeemed, together with any accrued and unpaid interest, if any, to, but not including, the redemption date, plus the applicable make-whole premium. The redemption price for Takeback Notes redeemed on or after November 1, 2024 will be equal to the redemption prices set forth in the Takeback Notes Indenture, together with any accrued and unpaid interest to the redemption date. At any time before April 1, 2024, the New Frontier Issuer may redeem up to 40% of the Takeback Notes using the proceeds of certain equity offerings at a redemption price equal to 105.875% of the aggregate principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date.

In the event of a change of control triggering event, each holder of Takeback Notes will have the right to require the New Frontier Issuer to purchase for cash such holder’s Takeback Notes at a purchase price equal to 101% of the principal amount of the applicable series of Takeback Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Takeback Notes Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to incurring additional debt and issuing Preferred Stock (as defined below); incurring or creating liens; redeeming and/or prepaying certain debt; paying dividends on stock or repurchasing stock; making certain investments; engaging in specified sales of assets; entering into transactions with affiliates; and engaging in consolidation, mergers and acquisitions. Certain of these covenants will be suspended during such time, if any, that the Takeback Notes have investment grade ratings by at least two of Moody’s, S&P or Fitch. The Takeback Notes Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Takeback Notes to become or to be declared due and payable.

The foregoing description of the Takeback Notes Indenture is qualified in its entirety by reference to the full text of the Takeback Notes Indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

DIP-to-Exit Notes

In connection with the DIP financing, (a) on October 8, 2020, Old Frontier issued $1,150 million aggregate principal amount of 5.875% First Lien Secured Notes due October 15, 2027 (the “First Lien Notes due October 2027”) and (b) on November 25, 2020, Old Frontier issued (i) $1,550 million aggregate principal amount of 5.000% First Lien Secured Notes due May 1, 2028 (the “First Lien Notes due May 2028” and, together with the First Lien Notes due October 2027, the “First Lien Notes”) and (ii) $1,000 million aggregate principal amount of 6.750% Second Lien Secured Notes due May 1, 2029 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”).

The First Lien Notes due October 2027 were issued pursuant to an indenture, dated as of October 8, 2020 (the “2027 First Lien Indenture”), by and among Old Frontier, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank N.A., as collateral agent, and Wilmington Trust, National Association, as trustee. The First Lien Notes due May 2028 were issued pursuant to an indenture, dated as of November 25, 2020 (the “2028 First Lien Indenture”), by and among Old Frontier, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank N.A., as collateral agent and Wilmington Trust, National Association, a national banking association, as trustee. The Second Lien Notes were issued pursuant to an indenture, dated as of November 25, 2020 (the “Second Lien Indenture” and, together with the 2027 First Lien Indenture and the 2028 First Lien Indenture, the “Indentures” and each an “Indenture”), by and among Old Frontier, the guarantors party thereto, the grantor party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

On the Effective Date, in accordance with the Indentures and the Plan, the New Frontier Issuer entered into supplemental indentures (the “Supplemental Indentures”), in each case with Wilmington Trust, National Association, as trustee, and assumed the obligations under each series of the Notes and each of the Indentures.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indentures, copies of which are attached to this report as Exhibits 4.3, 4.4 and 4.5, respectively, and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Cancellation of Certain Prepetition Obligations

Pursuant to the terms of the Plan, on the Effective Date, the obligations of Old Frontier and the other Debtors under the following agreements were cancelled:

•
the Fourth Supplemental Indenture, dated October 1, 1994, to the Indenture of Securities, dated as of August 15, 1991, between Old Frontier and The Bank of New York Mellon, as trustee, as trustee (the “August 1991 Indenture”), between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $1 million aggregate outstanding principal amount of Old Frontier’s 7.68% Debentures due 2034 issued thereunder;

•
the Fifth Supplemental Indenture to the August 1991 Indenture, dated as of June 15, 1995, between Old Frontier and The Bank of New York Mellon, as trustee, and the $125 million aggregate outstanding principal amount of Old Frontier’s 7.45% Debentures due 2034 issued thereunder;

•
the Sixth Supplemental Indenture to the August 1991 Indenture, dated as of October 15, 1995, between Old Frontier and The Bank of New York Mellon, as trustee, and the $138 million aggregate outstanding principal amount of Old Frontier’s 7% Debentures due 2025 issued thereunder;

•
the Seventh Supplemental Indenture to the August 1991 Indenture, dated as of June 1, 1996, between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $2 million aggregate outstanding principal amount of Old Frontier’s 6.8% Debentures due 2026 issued thereunder;

•
the Eighth Supplemental Indenture to the August 1991 Indenture, dated as of December 1, 1996, between Old Frontier and The Bank of New York Mellon, as trustee, and the $193 million aggregate outstanding principal amount of Old Frontier’s 7.05% Debentures due 2046 issued thereunder;

•
the Indenture, dated as of August 16, 2001, between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $945 million aggregate outstanding principal amount of Old Frontier’s 9% Senior Notes due 2031 issued thereunder;

•
the Indenture, dated as of December 22, 2006, between Old Frontier and The Bank of New York, as trustee, and the approximately $346 million aggregate outstanding principal amount of Old Frontier’s 7.875% Senior Notes due 2027 issued thereunder;

•
the Third Supplemental Indenture, dated as of May 22, 2012, to the Indenture dated as of April 9, 2009, between Old Frontier and The Bank of New York Mellon, as trustee (the “April 2009 Indenture”), between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $89 million aggregate outstanding principal amount of Old Frontier’s 9.25% Senior Notes due 2021 issued thereunder;

•
the Fourth Supplemental Indenture to the April 2009 Indenture, dated as of August 15, 2012, between Old Frontier and The Bank of New York Mellon, as trustee, as amended, and the $850 million aggregate outstanding principal amount of Old Frontier’s 7.125% Senior Notes due 2023 issued thereunder;

•
the Fifth Supplemental Indenture to the April 2009 Indenture, dated as of April 10, 2013, between Old Frontier and The Bank of New York Mellon, as trustee, and the $750 million aggregate outstanding principal amount of Old Frontier’s 7.625% Senior Notes due 2024 issued thereunder;

•
the Sixth Supplemental Indenture to the April 2009 Indenture, dated as of September 17, 2014, between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $220 million aggregate outstanding principal amount of Old Frontier’s 6.250% Senior Notes due 2021 issued thereunder;

•
the Seventh Supplemental Indenture to the April 2009 Indenture, dated as of September 17, 2014, between Old Frontier and The Bank of New York Mellon, as trustee, and the $775 million aggregate outstanding principal amount of Old Frontier’s 6.875% Senior Notes due 2025 issued thereunder;

•
the First Supplemental Indenture, dated as of July 1, 2010, to the Indenture, dated as of April 12, 2010, as amended, between New Communications Holdings Inc. and The Bank of New York Mellon, as trustee, between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $172 million aggregate outstanding principal amount of Old Frontier’s 8.5% Senior Notes due 2020 and the $500 million aggregate outstanding principal amount of Old Frontier’s 8.75% Senior Notes due 2022 issued thereunder;

•
the First Supplemental Indenture, dated as of September 25, 2015, to the Base Indenture, dated as of September 25, 2015 (the “2015 Base Indenture”), between Old Frontier and The Bank of New York Mellon, as trustee, between Old Frontier and The Bank of New York Mellon, as trustee, as supplemented, and the approximately $55 million aggregate outstanding principal amount of Old Frontier’s 8.875% Senior Notes due 2020 issued thereunder;

•
the Second Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Old Frontier and The Bank of New York Mellon, as trustee, and the approximately $2,188 million aggregate outstanding principal amount of Old Frontier’s 10.500% Senior Notes due 2022 issued thereunder; and

•
the Third Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Old Frontier and The Bank of New York Mellon, as trustee, and the $3,600 million aggregate outstanding principal amount of Old Frontier’s 11.000% Senior Notes due 2025 issued thereunder.

Cancellation of Prior Equity Securities

In accordance with the Plan, on the Effective Date, all equity securities in Old Frontier outstanding prior to the Effective Date, including Old Frontier’s common stock, par value $0.25 per share (the “Old Common Stock”), were canceled, released, and extinguished, and are of no further force or effect without any need for a holder of Old Common Stock to take further action with respect thereto. Furthermore, all of Old Frontier’s equity award agreements under any incentive plan, and the awards granted pursuant thereto, were extinguished, canceled, and discharged and have no further force or effect.

Additionally, on the Effective Date, the Section 382 Rights Agreement (the “Rights Agreement”), dated as of July 1, 2019, between Old Frontier and Computershare Trust Company, N.A., as rights agent, was terminated, and as a result of the termination, the Rights (as defined in the Rights Agreement) that were issued pursuant to the Rights Agreement are no longer outstanding.

Termination of DIP to Exit Revolving Credit Agreement

On April 30, 2021, as a result of the Amended and Restated Credit Agreement’s incorporation of the DIP Revolving Facility from the DIP to Exit Revolving Credit Agreement, the DIP to Exit Revolving Credit Agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, in connection with the emergence from the Chapter 11 Cases and in reliance on the exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, the Company issued 244,400,000 shares of Common Stock to holders of Allowed Senior Notes Claims (as defined in the Plan).

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Explanatory Note, Item 1.02 above under the subheading “Cancellation of Prior Equity Securities” and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in the Explanatory Note and Item 5.02 under the subheading “Board of Directors” is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

In accordance with the Plan, on the Effective Date, Kevin L. Beebe, Peter C. B. Bynoe, Diana S. Ferguson, Edward Fraioli, Bernard L. Han, Paul M. Keglevic, Moshin Y. Meghji, Pamela D. A. Reeve, and Robert A. Schriesheim ceased to be members of Old Frontier’s board of directors. On the Effective Date, the members of the Company’s board of directors (the “Board”) were appointed in accordance with the Plan and the Confirmation Order. As of the Effective Date, the Board consists of the following directors:

John G. Stratton, age 60, is the Executive Chairman of the Company, after having served as a board observer on Old Frontier’s board of directors since May 2020. Mr. Stratton retired from Verizon Communications (“Verizon”) at the end of 2018, capping a 25-year career with Verizon. In his most recent role at Verizon, Mr. Stratton served as Executive Vice President and President of Global Operations from February 2015 to December 2018, with full P&L responsibility for all of Verizon’s established businesses, employing 140 thousand employees globally, generating more than $120 billion in annual revenue, and serving more than 120 million customers worldwide. In this role, Mr. Stratton also led Verizon’s corporate marketing group and its consumer and business product management organizations. Prior to taking responsibility for all of Verizon’s network businesses, Mr. Stratton led a number of different divisions as Chief Operating Officer of Verizon Wireless, then as President of its global Enterprise Solutions group, and as head of all of the company’s wireline divisions. Mr. Stratton served as Verizon’s Chief Marketing Officer, and in 2009 was named as the No. 2 global “power player” by Ad Age magazine. Mr. Stratton serves as an Independent Director of Abbott Laboratories, the global healthcare leader in medical devices, diagnostic tools, nutrition and branded generic pharmaceuticals, and as an Independent Director of General Dynamics, the global aerospace and defense company which manufactures Gulfstream business jets, combat vehicles, nuclear submarines, weapon system and advanced IT networks, and as a member of the board of directors of SubCom, LLC.

Nick Jeffery, age 53, is the Chief Executive Officer of the Company and served as Chief Executive Officer of Old Frontier from March 4, 2021 until the Effective Date. Mr. Jeffery previously served as CEO of Vodafone UK from September 2016 until February 2021 and has held numerous positions at Vodafone Group, the world’s second largest international cellular operator, the largest home broadband operator in Europe and the second largest TV distributor in Europe, since joining in 2004. Mr. Jeffery served on Vodafone Group’s Executive Committee since 2013, as CEO of Vodafone Group Enterprise from 2013 to 2016 and as CEO of Vodafone Group’s acquired Cable & Wireless Worldwide operations from 2012 to 2013. During that time, Mr. Jeffery launched and scaled up new service lines, both organically and in-organically, including Internet of Things, Cloud, Security and Group Carrier Services. Prior to joining Vodafone Group, Mr. Jeffery served as Head of Worldwide Sales and European Managing Director at Ciena Inc. from 2002 until 2004. Mr. Jeffery began his career with Cable & Wireless Plc (Mercury Communications) in 1991 where he led the company’s UK and international markets business units. Mr. Jeffery currently serves as non-executive director of Dialog Semiconductor plc.

Kevin L. Beebe, age 62, served as a director of Old Frontier from June 2019 until the Effective Date and has served as President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity firms and companies in the technology and telecom industries, since November 2007. In 2014, Mr. Beebe became a founding partner of Astra Capital Management, a private equity firm. From 1998 to 2007, Mr. Beebe served as Group President of Operations at ALLTEL Corporation, a publicly held telecommunications services company. Prior to that, Mr. Beebe served as Executive Vice President of Operations for 360◦ Communications Co., a publicly held wireless communications company from 1996 to 1998, and from 1983 to 1995, Mr. Beebe served in various management roles at ATT, Southwestern Bell and United Telecom/ Sprint. His previous public company board experience includes director positions at NII Holdings, Inc. Mr. Beebe currently serves on the Board of Skyworks Solutions, Inc., SBA Communications Corporation and Altimar Acquisition Corp., which are publicly held, and Syniverse Technologies, Nextel Holdings, Logix Fiber Company and DartPoints, which are privately held.

Lisa V. Chang, age 52, has served as the Senior Vice President and Global Chief People Officer of The Coca-Cola Company since March of 2019, where she leads the company’s talent and people strategies, culture, and diversity, equity, and inclusion efforts. From 2014 to 2019, Ms. Chang served as Senior Vice President and Chief Human Resources Officer for AMB Group LLC, the investment management and shared services arm of The Blank Family of Businesses. From 2013 to 2014, Ms. Chang served as Vice President, International Human Resources of Equifax. Ms. Chang previously served as Senior Vice President, Human Resources of Turner Broadcasting System, Inc. from 2009 to 2013. Ms. Chang also served in various executive-level human resources roles at The Weather Channel from 1998 to 2009, ultimately serving as Executive Vice President, Human Resources.

Pamela L. Coe, age 61, has served in various executive-level legal capacities at Liberty Media Corporation and its sister companies (“Liberty Media”) from 2004 to 2020, including most recently as Senior Vice President, Deputy General Counsel and Corporate Secretary until her retirement in January 2020. During her time at Liberty Media, Ms. Coe served as legal counsel to the Liberty Media board of directors and the executive team, participating in complex corporate transactions, assisting with executive talent acquisition and retention and leading the company’s government affairs efforts. Prior to joining Liberty Media in 2004, Ms. Coe served as Senior Counsel for Tele-Communications, Inc. (“TCI”) from 1993 to 2000, where she was responsible for securities law compliance for TCI and its publicly held subsidiary corporations. She is a member of the State Bars of California and Colorado. Ms. Coe served as a member of the board of directors and a member of the Compensation Committee of Expedia Group, Inc., which is publicly held, from 2012 to 2019, and was recently nominated to serve as a member of the board of directors of Luna Innovations Inc., which is publicly held.

Stephen C. Pusey, age 59, has served as a Senior Advisor to Bridge Growth Partners since December 2017. Mr. Pusey previously served as Group Chief Technology and Operations Officer of Vodafone Group PLC (“Vodafone”), from September 2006 to August 2015. In this role, Mr. Pusey was responsible for defining and leading the group’s global technology strategy and operations for networks, IT and product development. Prior to joining Vodafone, Mr. Pusey held various positions at Nortel Networks from 1982 to 2006, where he held the position of Executive Vice President, and President, Nortel EMEA. Mr. Pusey currently serves as a member of the board of directors of Accedian Networks, GlobalLogic, Inc. and Solace Systems, all of which are privately held, and VEON Ltd., which is publicly held. Mr. Pusey previously served as a member of the board of directors of FireEye, Inc., which is publicly held.

Maryann Turcke, age 55, has served as Senior Advisor to the Infrastructure Division for Brookfield Asset Management since September 2020, where she has advised the boards of various portfolio companies in the areas of telecommunications, railroads, data centers and other technology assets. Ms. Turcke has also served as Senior Advisor to the National Football League since September 2020, where she previously served as Chief Operating Officer from January 2018. Prior to becoming Chief Operating Officer, she was the President of the NFL Network from April 2017 to January 2018. Before joining the NFL in 2017, Ms. Turcke served in various operational capacities at Bell Canada from 2005 to 2017, most recently as President of Bell Media, Inc. She is currently a member of the board of directors and a member of the Audit and Compensation Committees of Royal Bank of Canada, which is publicly held, and a member of the board of directors and a member of the Audit Committee of Northern Star Investment Corp. II, a special purpose acquisition company.

Pratabkumar Vemana, age 50, has served as the Senior Vice President and Chief Digital Officer of Kaiser Foundation Health Plans and Hospitals (“Kaiser Permanente”) since August 2019, where he leads the development and execution of the organization’s digital vision and strategy. Prior to joining Kaiser Permanente in 2019, Mr. Vemana served at The Home Depot, Inc. from 2015 to August 2019, including as Chief Product and Experience Officer. Prior to that, Mr. Vemana held a variety of corporate-level positions at Staples, Inc. (“Staples”) from 2010 to 2015, including most recently as Vice President of Global eCommerce, Product Management and Analytics. Prior to joining Staples, Mr. Vemana served as Vice President, Product Development of Informed Clinical Sciences Corporation from 2009 to 2010.

The directors will be subject to reelection at the Company’s next annual meeting. All directors shall hold office until the annual meeting following the meeting at which the director was elected and until their successors are elected and qualified.

On April 30, 2021, the Board, upon recommendation of the Nominating and Corporate Governance Committee, formally determined that the following directors are independent under the rules of the Commission and the NASDAQ Stock Market: Mr. Beebe, Ms. Chang, Ms. Coe, Mr. Pusey, Ms. Turke and Mr. Vemana.

The composition of the Audit Committee, the Compensation and Human Capital Committee, the Nominating and Corporate Governance Committee and the Operations Committee of Frontier is as follows:

Audit Committee Maryann Turcke (Chair) Lisa V. Chang Pamela L. Coe	Nominating and Corporate Governance Committee Maryann Turcke (Chair) Stephen C. Pusey Pratabkumar Vemana

Compensation and Human Capital Committee Pamela L. Coe (Chair) Kevin L. Beebe Lisa V. Chang	Operations Committee Kevin L. Beebe (Chair) Stephen C. Pusey Pratabkumar Vemana

There are no transactions in which any member of the Board has an interest that requires disclosure under Item 404(a) of Regulation S-K under the Securities Act.

The Board is expected, upon recommendation by the Compensation and Human Capital Committee, to adopt a non-employee director compensation program. Non-employee directors have each executed an offer letter from the Company, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Executive Officers

In accordance with the Plan, on the Effective Date, the following executive officers of Old Frontier were appointed as executive officers of the Company, in the following capacities:

Name	Age	Current Position and Office
Nick Jeffery	53	President, Chief Executive Officer
Veronica Bloodworth	51	Executive Vice President, Chief Network Officer
Sheldon L. Bruha	53	Executive Vice President, Chief Financial Officer
Mark D. Nielsen	56	Executive Vice President, Chief Legal & Regulatory Officer
Kenneth W. Arndt	56	Executive Vice President, Chief Customer Operations Officer
Steve Gable	47	Executive Vice President, Chief Digital & Information Officer
Donald J. Daniels, Jr.	53	Senior Vice President, Chief Accounting Officer

Biographical information for Mr. Jeffery is included above under the heading “Board of Directors” and biographical information for Ms. Bloodworth is included below. Biographical information for the other executive officers named above is set forth in Old Frontier’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 3, 2021, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance—Executive Officers of the Registrant,” which information is incorporated by reference herein.

Veronica Bloodworth joined Old Frontier as Executive Vice President and Chief Network Officer in April 2021. Prior to joining Frontier, Ms. Bloodworth served as Senior Vice President, Construction & Engineering at AT&T from September 2014 to March 2021. Ms. Bloodworth served as Senior Vice President, Corporate Strategy at AT&T from July 2012 to August 2014 and held numerous other leadership and management positions over her 23-year career with AT&T, including various roles in operations, finance and business development within Cingular Wireless and BellSouth Mobility. Ms. Bloodworth began her career at MCI.

There are no transactions in which any of the above officers has an interest that requires disclosure under Item 404(a) of Regulation S-K under the Securities Act, and there are no family relationships between the above officers and any of the Company’s other directors or executive officers.

Indemnification Agreements

In accordance with the Plan, the Board approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by members of the Board and certain of the Company’s executive officers. The Indemnification Agreement provides for, among other things, the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by indemnitees in various legal proceedings in which they may be involved by reason of their service as directors or officers, as applicable, as permitted by Delaware law, the Charter and the Bylaws (each as defined below). Each of the Company’s executive officers and directors has entered or will enter into an Indemnification Agreement. In addition, pursuant to the terms of the Plan, the indemnification obligations of Old Frontier remain in full force and effect.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Incentive Plan

In accordance with the Plan, the form of the Frontier Communications Parent, Inc. 2021 Management Incentive Plan (the “Incentive Plan”) was approved and adopted by the Board. The Incentive Plan is intended to, among other things, attract and retain employees and directors of, and consultants to, the Company and its subsidiaries. The Incentive Plan permits awards to be made to employees, directors, or consultants of the Company or its affiliates.

Unless otherwise determined by the Board, the Compensation and Human Capital Committee will administer the Incentive Plan. The Incentive Plan generally provides for the following types of awards:

•	stock options (including incentive options and nonqualified options);

•	stock appreciation rights;

•	restricted stock awards;

•	restricted stock unit awards;

•	performance awards; and

•	other stock-based awards.

The aggregate number of shares of Common Stock reserved for issuance pursuant to the Incentive Plan is 15,600,000, representing 6% of the outstanding Common Stock of the Company as of the Effective Date, on a fully diluted basis, plus shares that may again become available for delivery with respect to awards under the Incentive Plan pursuant to the share counting, share recycling and other terms and conditions. Awards can be made under the Incentive Plan for a period of ten years beginning on April 30, 2021, subject to the Board’s ability to amend, alter, suspend, discontinue, or terminate the Incentive Plan or any portion thereof at any time.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Incentive Plan, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Plan, the Company amended and restated its certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”), each of which became effective on the Effective Date.

Description of Capital Stock

Authorized Capital

The Charter authorizes the Company to issue up to 1,750,000,000 shares of Common Stock and up to 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

Voting Rights

Subject to any voting rights granted to Preferred Stock that may be outstanding from time to time, each share of the Common Stock is entitled to one vote per share on each matter submitted to a vote of the Company’s stockholders. The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, and present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders. The holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at any meeting at which a quorum is present called for the purpose of electing directors will be entitled to elect the directors of the Company. The Charter and Bylaws do not provide for cumulative voting.

Dividend Rights

Subject to the preferences applicable to any Preferred Stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

No Preemptive Rights

No holder of Common Stock has any preemptive right to subscribe for any shares of the Company’s capital stock issuable in the future.

No Sinking Fund Provisions

There are no sinking fund provisions applicable to the Common Stock.

Liquidation Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, if the Company is liquidated, dissolved or wound up, in each case whether voluntarily or involuntarily, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Preferred Stock

As of the date hereof, no shares of Preferred Stock are outstanding. The Charter provides that the Board may, by resolution, establish one or more classes or series of Preferred Stock having the number of shares and voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof as may be fixed by them without further stockholder approval. The holders of any such Preferred Stock may be entitled to preferences over holders of Common Stock with respect to dividends, or upon a liquidation, dissolution, or the Company’s winding up, in such amounts as are established by the resolutions of the Board approving the issuance of such shares.

Anti-Takeover Provisions

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by applicable listing standards. The issuance of such capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the holders.

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law, which provides that if a person acquires 15% or more of the Company’s voting stock, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the Board approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the Company’s outstanding voting stock at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the Board and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Stockholder Action

The Charter provides that, except as otherwise required by applicable law, special meetings of the stockholders may only be called by or at the direction of the majority of the total number of directors that the Company would have if there were no vacancies and may not be called by any other person or persons. The Charter and Bylaws provide that holders of the Common Stock will not be able to act by written consent without a meeting.

The Bylaws also include advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of the outstanding voting securities.

Transfer Agent and Registrar

The transfer agent for the Common Stock is Computershare Trust Company, N.A.

Listing of Common Stock

The Company has applied and been approved to list its Common Stock on the Nasdaq Global Select Market. Trading under the symbol “FYBR” is expected to begin on or about May 4, 2021.

The descriptions of the Charter and Bylaws are qualified in their entirety by the full text of the Charter and Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits.

Exhibit Number	Description
2.1
Order Confirming the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 to Old Frontier’s Current Report on Form 8-K filed with the SEC on August 27, 2020).

3.1	Amended and Restated Certificate of Incorporation of Frontier Communications Parent, Inc.

3.2	Amended and Restated Bylaws of Frontier Communications Parent, Inc.

4.1
Indenture, dated as of April 30, 2021, by and among Frontier Communications Holdings, LLC, the guarantors party thereto, the collateral grantor party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 5.875% Second Lien Secured Notes due 2029 (included in Exhibit 4.1 hereto).

4.3
Supplemental Indenture, dated as of April 30, 2021, by and among Frontier Communications Holdings, LLC and Wilmington Trust, National Association, as trustee, with respect to the First Lien Notes due October 2027.

4.4
Supplemental Indenture, dated as of April 30, 2021, by and among Frontier Communications Holdings, LLC and Wilmington Trust, National Association, as trustee, with respect to the First Lien Notes due May 2028.

4.5	Supplemental Indenture, dated as of April 30, 2021, by and among Frontier Communications Holdings, LLC and Wilmington Trust, National Association, as trustee, with respect to the Second Lien Notes.

10.1
Amended and Restated Credit Agreement dated as of April 30, 2021, by and among Frontier Communications Holdings, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Goldman Sachs Bank USA, as revolver agent, and the lenders from time to time party thereto.

10.2	Form of Director Offer Letter

10.3	Form of Indemnification Agreement

10.4	Form of Frontier Communications Parent, Inc. 2021 Management Incentive Plan

99.1	Press release dated April 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: April 30, 2021	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal & Regulatory Officer